Exhibit 10.22



September 5, 1997



Mr. C. Raymond Larkin
Nellcor Puritan Bennett Incorporated
4280 Hacienda Drive
Pleasanton, CA   94588

Re:  Employment Agreement

Dear Mr. Larkin:

This letter confirms our agreement regarding the terms of your continued employment with Nellcor Puritan Bennett Incorporated (the "Company"). As you know, the Company, Mallinckrodt Inc. ("Mallinckrodt") and NPB Acquisition Corp. ("Purchaser") have entered into an Agreement and Plan of Merger, dated as of July 23, 1997, (the "Merger Agreement"), which provides that Purchaser will merge (the "Merger") with and into the Company upon completion of the contemplated tender offer. Upon consummation of the Merger, the Company will be a wholly-owned subsidiary of Mallinckrodt. The terms set forth below will become effective on the closing date of the Merger ("Effective Date").

You agree to retain your position as President and Chief Executive Officer of the Company and as Executive Vice President of Mallinckrodt. During the period of your active employment with the Company you agree that you will not engage in any other employment, or business activities directly related to the business in which the Company is now involved or becomes involved, nor will you engage in any activity in conflict with your obligations to the Company.

In exchange for your continued services the Company will continue to pay your salary at its current rate. You also remain eligible to participate in the Company's 1998 Bonus Plan (attached hereto as Exhibit A). In addition to the 1998 Bonus Plan you are eligible to receive the following:

     - retention bonus

       - if you are actively employed one year from the Effective Date, or the Company terminates your employment without Cause (as defined below) prior to the one year anniversary of the Effective Date, the Company will pay you a lump sum of $250,000 paid on the earlier of the first anniversary of the Effective Date or the date of termination;

     - individual performance bonus

       - if the Company and Mallinckrodt achieve cost reduction synergies which will be specified in the plan for the integration of the business of the Company and Mallinckrodt, the company will pay you, within 30 days of the first anniversary of the Effective Date, a bonus of $125,000;

       - if you succeed in developing the successful strategy, organization and integration of the global medical products, the Company will pay you, within 30 days of the first anniversary of the Effective Date, a bonus of $125,000; and,

     - stock appreciation award

       - Company will pay you, within 60 days after the first anniversary of the Effective Date, an amount in cash equal to the result of multiplying 25,000 by the excess of (i) the closing price of one share of common stock of Mallinckrodt on the New York Stock Exchange on the first anniversary of the Effective Date over (ii) the closing price of one share of Mallinckrodt's common stock on the New York Stock Exchange on the Effective Date.

In addition, you will receive all benefits provided pursuant to the 1994 Severance Agreement (the "Severance Agreement," attached hereto as Exhibit B). The Severance Agreement provides for benefits upon termination of your employment after a Change of Control by the Company without Cause or by you for Good Reason. The completion of the tender offer of the Merger described above will constitute a Change of Control under the Severance Agreement.

As a result of the change in the nature of your responsibilities and position that will result from the Merger, your Severance Agreement is amended, as of the Effective Time of the Merger, to provide that in the event you terminate your employment for any reason at any time after the consummation of the Merger and within twenty-four months following the completion of the tender offer (i) such termination shall be deemed to be for "Good Reason," as defined in your Severance Agreement, and (ii) you will be entitled to all benefits arising under the Severance Agreement applicable to a termination for Good Reason following a Change in Control.

If you are still actively employed by the Company on the first anniversary of the Effective Date, the Company will pay you all benefits provided in the Severance Plan as though you had terminated your employment for Good Reason. This payment will be made within 15 days of the first anniversary of the Effective Date.

In the event that any payment or benefit received or to be received by you under this Agreement would result in all or a portion of such payment to be subject to the excise tax on "golden parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended, then your payment will be increased by the amount of the excise tax.

The Company may terminate your employment at any time with or without Cause. If the Company terminates your employment without Cause prior to one year from the Effective Date, the Company will pay you, in addition to all amounts due pursuant to the Severance Plan, a lump sum amount equal to your salary for the remainder of the one year period beginning on the Effective Date, the $250,000 retention bonus, and the Stock Appreciation Award.

If the Company terminates your employment for Cause, the Company will pay your salary up to the date of termination. The definition of Cause set forth in Section 2.4 of the Severance Agreement is hereby incorporated by reference and will apply to the terms of this Agreement.

By execution of this letter, the Company and Mallinckrodt consent to the terms set forth in this Agreement including all amendments to the Severance Plan.

By signing below, you agree to accept the terms set forth in this Agreement.

Sincerely,

Nellcor Puritan Bennett Incorporated      Mallinckrodt Inc.



By:/s/  L. De Buono                       By:/s/ C. R. Holman
   ------------------------                  --------------------

I accept and agree to the terms set forth above.


/s/ C. Raymond Larkin, Jr.
---------------------------
C. Raymond Larkin, Jr.


Date: September 5, 1997
     ----------------------



Exhibit A -- 1998 Bonus Plan
Exhibit B -- 1994 Severance Agreement

                                                        Exhibit A

                        NELLCOR PURITAN BENNETT

                      Performance Incentive Plan

Purpose

The purpose of the Performance Incentive Plan (PIP) is to reward eligible employees for achieving NPB's business plan goals and provide a means for employees to share in the Company's success.

Eligibility

All NPB positions at the following levels are eligible for consideration. This includes the following positions:
- Officers
- Senior Directors
- Directors
- Distinguished Engineer/Scientist
- Managers (salary grades E07-E10)
- Individual contributors (salary grades E07-E10)

In addition, employees must be employed by NPB for at least six months before they are eligible to participate in the plan.
Eligibility to participate does not necessarily guarantee payment, but it guarantees consideration for payment.

Part-time employees employed by Nellcor Puritan Bennett for 20 hours or more per week are eligible to participate in the PIP on a pro-rated basis.

Employees on a sales or commission plan are not eligible to participate in PIP.

Definitions

Plan year refers to the Nellcor Puritan Bennett fiscal year.

Base salary amount is defined as the amount used to calculate individual PIP awards which will be the participant's annualized base salary on June 1 of the plan year.

Bonus Payouts

Bonus awards are paid on an annual basis and within 30 days of the end of the plan year.

Except for death or disability, a participant must be employed by Nellcor Puritan Bennett on the last day of the fiscal year to receive award payments.

All part-time employees, part-year full-time employees, and employees on leaves of absence for longer than 30 days will receive pro-rated awards based on their actual time worked. Participants on leaves of absence of less than 30 days will receive full awards as outlined in the plan.

Participants who transfer between divisions during the plan year will receive awards based on the performance results of the division in which the employee spent the most time (6 months or longer).

Bonus awards under this plan shall be treated as wages and shall be subject to all applicable withholding taxes at the time received.

Employees outside the United Stated will be paid their award amount in local currency and are subject to any country specific regulations.

Performance Measures

Incentive awards will be based on four annual measures:
- NPB profit
- NPB revenue
- Division profit(1)
- Division revenue(1)

Each of the four measures will be weighted according to the following table.


                Corporate     Corporate    Division    Division      Division
                Executives      Staff       EVP/SVP       VP       Manager/IC's
                ----------    ---------    --------    --------    ------------

NPB profit          75%          75%         56.25%      37.5%         30%
NPB revenue         25%          25%         18.75%      12.5%         10%
Division profit                              18.75%      37.5%         45%
Division revenue                              6.25%      12.5%         15%
                   100%         100%           100%       100%        100%

Specific performance goals for each corporate and division measure are established annually. No awards will be paid unless NPB achieves 85% of its annual profit plan.

Award Opportunities

Award opportunities (stated as a percent of base salary) vary by NPB level as shown in the table below.

-----------------------
(1) Division refers to a participant's immediate business unit


                                      Threshold       Target         Maximum
                                     Performance    Performance    Performance
                                        Award          Award          Award
                                     -----------    -----------    -----------

CEO                                      30%            60%            120%
EVP/Senior VP                            25%            50%            100%
VP                                       20%            40%             80%
Senior Director                          15%            30%             60%
Director and Director-equivalent
 Individual Contributors                 10%            20%             40%
Manager and Manager-equivalent
 Individual Contributors                  5%            10%             20%


Actual incentives paid are based on corporate and division performance results. Individual incentive awards may be adjusted by up to +/- 25% on individual contributions.

Award Calculation

Individual PIP awards earned are calculated using a four step process.

Step 1
--------------------------------------------------------------------

Determine the performance adjustment modifier for each measure using the table below:

        Performance Result Achieved           Performance Adjustment
           (% of Goal Achieved)                       Modifier
        ---------------------------           ----------------------

                  85-89%                                 0.50
                  90-94%                                 0.65
                  95-99%                                 0.80
                 100-104%                                1.00
                 105-109%                                1.25
                 110-114%                                1.50
                 115-119%                                1.75
                    120+%                                2.00

Note:   Above table is simplified for illustration purposes.  Actual performance modifiers are calculated on a straight linear basis vs. the buckets as shown.

Step 2
--------------------------------------------------------------------

Calculate the total performance factor based on results achieved for each performance measure.


NPB Profit   Performance Adjustment Modifier x Weight = NPB Profit Factor
NPB Revenue  Performance Adjustment Modifier x Weight = NPB Revenue Factor
Division
 Profit      Performance Adjustment Modifier x Weight = Division Profit Factor
Division
 Revenue     Performance Adjustment Modifier x Weight = Division Revenue Factor

                                                        Total Performance Factor


Step 3
--------------------------------------------------------------------

Calculate preliminary award amount

Total Performance Factor x Target Award Opportunity x Base Salary = Preliminary PIP Award Earned

Step 4
--------------------------------------------------------------------

Adjust PIP award based on individual performance.

Preliminary PIP Award Earned x Individual Adjustment* (up to +/-25%) = Actual PIP Award Earned

*The sum of individual adjustments at an EVP level may not exceed zero.


Illustrative Example

The following example illustrates the award calculation for a Division Manager with a base salary of $60,000. Assumed performance results for purposes of this example are shown in the table below.

                         Performance Results
                         (% of goal achieved)

                NPB Profit                        100%
                NPB revenue                       105%
                Division profit                    97%
                Division revenue                  102%
                Individual adjustment              +5%

Step 1
--------------------------------------------------------------------

Determine the performance adjustments modifier for each measure.

                  Measure                  Performance

              NPB Profit                        1.00
              NPB Profit                        1.25
              Division Profit                   0.80
              Division Revenue                  1.00

Step 2
--------------------------------------------------------------------

Calculate the total performance factor.

     NPB Profit           1.00      x      30%    =    30%
     NPB Revenue          1.25      x      10%    =    12.5%
     Division Profit      0.80      x      45%    =    36%
     Division Revenue     1.00      x      15%    =    15%

                          Total Performance Factor    93.5%


Step 3
--------------------------------------------------------------------

Calculate the preliminary award amount.

93.5%   x   10%   x   $60,000   =   $5,610 Preliminary PIP Award


Step 4
--------------------------------------------------------------------

Adjust PIP award based on individual performance.

$5,610  x   1.05   =   $5,891   Actual PIP Award Earned


Additional Information

- Promotions that occur during the plan year will result in a change target. The higher target will be applied in the calculation as long as the promotion was in effect for 6 or more months during the fiscal year. Otherwise the award calculation will be pro-rated utilizing both targets.
- Promotions into this plan from profit sharing eligibility that are in effect for 6 months or greater will result in a full year calculation under this plan.
- If a participant is demoted out of the plan during the plan year, he or she will not be eligible for an award payment from this plan but will be eligible to receive profit sharing.
- If an employee receives an unsatisfactory performance rating or has been on a formal disciplinary performance improvement plan at any time during the plan year, may not receive a payment under this plan. The decision regarding payment will be made between management and Human Resources.
- Participation in the PIP is not a contract of employment and does not alter the employment-at-will status of any participant.
- Participants receiving bonus awards are not eligible to receive profit sharing.
- Award payments under this plan shall not be considered compensation for the purposes of determining benefits under company benefits programs.
- Management reserves the right to make any changes as necessary or to terminate the plan at any time.

                                                        Exhibit B

                          SEVERANCE AGREEMENT

     This Agreement, dated as of December 1, 1994, is entered into between Nellcor Incorporated, a corporation organized under the laws of the State of Delaware ("Nellcor"), and C. Raymond Larkin, Jr. (the "Executive").

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions to its key management personnel because of the uncertainties inherent in such a situation;

     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal, financial and employment security; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event that the Executive's employment is terminated as a result of, or in connection with, a Change in Control.

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1.  Term of Agreement.  This Agreement shall commence as of
         -----------------
December 1, 1994 and shall continue in effect until December 1, 1996; provided, however, that commencing on December 1, 1996 and on each

--------  -------
December 1 thereafter, the term of this Agreement shall automatically be extended for one (1) year unless the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any
              --------  -------  -------
such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twenty-four (24) months after the occurrence of a Change in Control.

     2.  Definitions.
         -----------

         2.1  Accrued Compensation.  For purposes of this Agreement,
              --------------------
"Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including (1) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay and (iv) bonuses and incentive compensation (other than the "Pro Rata Bonus" (as hereinafter defined).

         2.2  Base Amount.  For purposes of this Agreement, "Base
              -----------
Amount" shall mean the greater of the Executive's annual base salary
(a) at the rate in effect on the Termination Date or (b) at the highest rate in effect at any time during the ninety (90) day period prior to the Change in Control, and shall include all amounts of base salary that are deferred under the employee benefit plans of the Company or any other agreement or arrangement.

         2.3  Bonus Amount.  For purposes of this Agreement, "Bonus
              ------------
Amount" shall mean the greatest of: (a) 100% of the annual bonus payable to the Executive under the Company's cash bonus incentive plan for the fiscal year in which the Termination Date occurs; (b) the annual bonus paid or payable to the Executive under the Company's cash bonus incentive plan for the full fiscal year ended prior to the fiscal year during which the Termination Date occurred; (c) the annual bonus paid or payable to the Executive under the Company's cash bonus incentive plan for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred; (d) the average of the annual bonuses paid or payable to the Executive under the Company's cash bonus incentive plan during the three full fiscal years ended prior to the fiscal year during which the Termination Date occurred; or (e) the average of the annual bonuses paid or payable to the Executive under the Company's cash bonus incentive plan during the three full fiscal years ended prior to the fiscal year during which the Change in Control occurred.

         2.4  Cause.  For purposes of this Agreement, a termination
              -----
of employment is for "Cause" if the basis of the termination is fraud, misappropriation, embezzlement or willful engagement by the Executive in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole (no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without a reasonable belief that the action or omission was in the best interests of the Company and it subsidiaries); provided, however, that the Executive shall not be
               --------  -------
deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a Notice of Termination (as hereinafter defined) and copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of those members of the Company's Board of Directors who are not then employees of the Company at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the executive, together with the Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive was guilty of the conduct set forth in the first sentence of this Section 2.4 and specifying the particulars thereof in detail.

         2.5  Change in Control.  For purposes of this Agreement, a
              -----------------
"Change in Control" shall mean any of the following events:

         (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

       (b) The individuals who are members of the Board as of the date this Agreement is approved by the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the appointment, election or nomination
--------  -------
for election by the Company's stockholders, of any new director is approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided, further,
                                             --------  -------
however, that no individual shall be considered a member of the
-------
Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

       (c)  Approval by stockholders of the Company of:

       (1) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization satisfies the conditions set forth in (A) or (B) below:

            (A) (i) the stockholders of the Company immediately before such merger, consolidation or reorganization, own immediately following such merger, consolidation or reorganization, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                (ii)  the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

               (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding voting Securities) has Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities; or

            (B) the entering into of any such transaction shall have been approved by the Incumbent Board prior to or on the date that is 270 calendar days from the effective date of this Agreement and shall have been intended by the Incumbent Board to be accounted for using the "pooling of interests" method of accounting, such intent to be evidenced in the resolutions of the Incumbent Board approving the transaction;

        A transaction described in subsections (A) and (B) above shall herein be referred to as a "Non-Control Transaction";

        (2)  A complete liquidation or dissolution of the Company; or

        (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, however,
                                                 --------  -------
that, if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     2.6  Company.  For purposes of this Agreement, the "Company"
          -------
shall mean Nellcor Incorporated and its Subsidiaries and shall include Nellcor's "Successors and Assigns" (as hereinafter defined).

     2.7  Disability.  For purposes of this Agreement, "Disability"
          ----------
shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform the Executive's duties with the Company for a period of one hundred eighty (180) consecutive days and the Executive has not returned to full time employment prior to the Termination Date as stated in the "Notice of Termination".

     2.8  Good Reason.
          -----------

     (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (1) through (8) hereof.

     (1) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from the Executive's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with the Executive's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect the Executive to any of such offices or positions, except in connection with the termination of the Executive's employment for Disability, Cause, as a result of the Executive's death or by the Executive other than for Good Reason;

     (2) A reduction in the Executive's base salary or any failure to pay the Executive any compensation or benefits to which the Executive is entitled within five (5) days of the date due;

     (3) the Company's requiring the Executive to be based at any place outside a 60-mile radius from Pleasanton, California, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

     (4) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, including, but not limited to, the plans listed on Appendix A, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive, or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter;

     (5) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

     (6) any material breach by the Company of any provision of this Agreement;

     (7) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 2, 4: or

     (8) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in
Section 6 hereof.

     (b) The Executive's right to terminate the Executive's employment pursuant to this Section 2.8 shall not be affected by the Executive's incapacity due to physical or mental illness.

     2.9  Notice of Termination.  For the purposes of this Agreement,
          ---------------------
 following a Change in Control, "Notice of Termination" shall mean a written notice of termination of the Executive's employment from the Company, which notice indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     2.10.  Pro Rata Bonus.  For purposes of this Agreement, "Pro
            --------------
Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

     2.11.  Successors and Assigns.  For purposes of this Agreement,
            ----------------------
"Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

     2.12.  Termination Date.  For purposes of this Agreement,
            ----------------
"Termination Date" shall mean in, the case of the Executive's death, the Executive's date of death, in the case of Good Reason, the last day of the Executive's employment and, in all other cases, the date specified in the Notice of Termination; provided, however, that if
                                        --------  -------
the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided that, in the case of Disability, the Executive shall not have returned to the full-time performance of the Executive's duties during such period of at least 30 days.

     3.  Termination of Employment.
         -------------------------

         3.1 If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within twenty-four
(24) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

         (a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death or (3) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation and, if such termination is other than by the Company for Cause, the Company shall also pay the Executive a Pro Rata Bonus.

         (b) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3.1(a), the Executive shall be entitled to the following:

              (i) the Company shall pay the Executive all Accrued Compensation and a Pro Rata Bonus;

              (ii) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment, an amount in cash equal to three times the sum of (A) the Base Amount and (B) the Bonus Amount;

              (iii) for a number of months equal to thirty six (36) (the "Continuation Period"), the Company shall, at its expense, continue on behalf of the Executive and the Executive's dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (A) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (B) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.1(b) (iii) during the Continuation Period shall be no less favorable to the Executive and the Executive's dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (A) and (B) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefits plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or the Executive's dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

              (iv) the restrictions on any outstanding equity incentive awards, including stock options and restricted stock, granted to the Executive under the Company's 1991 Equity Incentive Plan (or any predecessor plans thereto), the Company's 1994 Equity Incentive Plan or under any other incentive plan or arrangement shall lapse end such incentive award shall become 100% vested and, in the case of stock options, immediately exercisable;

              (v) for the duration of the Continuation Period, the Company shall, at its expense, provide the Executive with out placement and career counseling services of the Executive's choice, provided, however, that the
                                      --------  -------
              Company's obligation to pay for such services shall in no event exceed an aggregate amount equal to 25% of the Base Amount.

         (c) The amounts provided for in Sections 3.1(a) and 3.1(b)(i) and (ii) shall be paid in a single lump sum cash payment within forty five (45) days after the Executive's Termination Date (or earlier, if required by applicable law).

         (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(b) (iii).

         3.2  (a) The severance pay and benefits provided for in this
Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

         (b) The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans (including, the plans listed on Appendix A) and other applicable programs, policies and practices then in effect,

     4.  Notice of Termination.  Following a Change in Control,
         ---------------------
any purported termination of the Executive's employment shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

     5.  Excise Tax Limitation.
         ---------------------

         (a) Notwithstanding anything contained in this Agreement, in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Executive or for the Executive's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Executive's employment with the Company or a Change in Control (a "Payment" or "Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax (such reduced Payments being hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments by first reducing or eliminating cash payments and then by reducing those payments or benefits which are not payable in cash, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

         (b) An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount and the amount of such Limited Payment Amount shall be made, at the Company's expense, by the accounting firm that is the Company's independent accounting firm as of the date of the Change in Control (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Executive within twenty (20) days of the Termination Date if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax), and if the Accounting Firm determines that there is substantial authority (within the meaning of Section 6662 of the Code) that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten
(10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 5(c) below.

         (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Executive either will be greater (an "Excess Payment") or less (an "Underpayment") than the amounts provided for by the limitations contained in Section 5(a). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand (but not less than ten (10) days after written notice is received by the Executive) together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in
Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Executive's satisfaction of the Dispute that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Executive within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Executive until the date of payment.

     6.  Successors: Binding Agreement.
         -----------------------------

         (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

         (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive or the Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

     7.  Fees and Expenses.   The Company shall pay all legal fees
         -----------------
and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of
(a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with the Dispute whether as a result of any applicable government taxing authority proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, and (c) the Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement; provided, however, that the circumstances set
                   --------  -------
forth in clauses (a) and (b) occurred on or after a Change in Control.

     8.  Notice.    For the purposes of this Agreement, notices and
         ------
all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be denied to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     9.  Non-exclusivity of Rights.  Nothing in this Agreement shall
         -------------------------
prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

    10. Settlement of Claims.  The Company's obligation to make the
        --------------------
payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against an Executive or others.

    11.  Miscellaneous.  No provision of this Agreement may be
         -------------
modified, waived or discharged, unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

    12.  Governing Law.  This Agreement shall be governed by and
         -------------
construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Alameda County in the State of California.

    13.  Severability.  The provisions of this Agreement shall be
         ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    14.  Entire Agreement.  This Agreement constitutes the entire
         ----------------
agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


NELLCOR INCORPORATED                     EXECUTIVE

By: /s/ L. De Buono                      /s/ C. Raymond Larkin, Jr.
   -------------------------------       --------------------------
                                         C. Raymond Larkin, Jr.
                                         President and Chief
                                         Executive Officer
     Vice-President, Human Resources,
Its: General Counsel and Secretary
     -----------------------------


ATTEST:

By:     /s/  E. Harris
      ----------------------------


Its:  ----------------------------